Back to Schedule TO
Exhibit (a)(1)(B)

WELLCARE HEALTH PLANS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
FOR RESTRICTED STOCK UNITS
DATED AUGUST 17, 2009

ELECTION FORM

Please read this Election Form carefully. To properly elect to exchange your eligible options, BNY Mellon Shareowner Services (“BNY Mellon”) must receive your Election Form before 5:00 p.m., Eastern Time, on the expiration date, which is currently September 15, 2009 (the “Expiration Date”) (or if the offer is extended, this Election Form must be received before the extended expiration date of the offer).

You are not required to return this Election Form if you do not wish to participate in the offer. If BNY Mellon does not receive an Election Form from you before 5:00 p.m., Eastern Time, on the Expiration Date, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms and conditions.

If you intend to submit this paper Election Form to tender your eligible options under the exchange offer, you must complete, sign and date a copy of this Election Form and return it to BNY Mellon so that BNY Mellon receives it before 5:00 p.m., Eastern Time, on the Expiration Date. You send your response via overnight delivery or regular mail to:

Regular Mail
BNY Mellon Shareowner Services
Attn: Corporate Actions
P.O. Box 3301
South Hackensack, NJ 07606

Overnight Delivery
BNY Mellon Shareowner Services
Attn: Corporate Actions
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

If you wish to submit your election to tender your eligible options via the online election form, you may do so by going to the WellCare Stock Option Exchange Website at https://www.corp-action.net/Wellcare and following the instructions for electronic elections. Your PIN number to access the WellCare Stock Option Exchange Website is included either on the letter that accompanies this Election Form in the packet you received from us or in an e-mail regarding the WellCare Stock Option Exchange Program Launch that you received from us on August 17, 2009.

Your election to tender your eligible options will be effective only upon receipt by BNY Mellon. You are responsible for making sure that your online submission or the Election Form is received by BNY Mellon before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure BNY Mellon receives your Election Form before 5:00 p.m., Eastern Time, on the Expiration Date. Your eligible options will not be considered tendered until you make an election using the WellCare Stock Option Exchange Website or BNY Mellon receives your properly completed and signed Election Form.

BNY Mellon will confirm receipt of a paper election via mail after receipt. If you do not receive confirmation of receipt of your Election Form from BNY Mellon soon after the date your Election Form should have been received by BNY Mellon, or if you submit your Election Form less than five business days before the Expiration Date, please contact BNY Mellon at 1-866-271-9604 before the deadline in order to confirm whether your election has been received.

If you think the information regarding your eligible options set forth on the Election Form is incorrect, or if you have any questions about the offer, please telephone BNY Mellon.

WELLCARE HEALTH PLANS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
FOR RESTRICTED STOCK UNITS
DATED AUGUST 17, 2009

ELECTION FORM

By signing below, I understand and agree that:

I have received and reviewed the Offer to Exchange dated August 17, 2009, this Election Form and the Form of Restricted Stock Unit Agreement (the “Award”). I have read carefully, understand and agree to be bound by all of the terms and conditions of the exchange offer as described in the Offer to Exchange and the Award, including the sections regarding the tax (including social insurance) and tax withholding consequences of participating in the exchange offer. I acknowledge that I am voluntarily participating in the exchange offer.

I understand that, upon acceptance by WellCare Health Plans, Inc. (“WellCare”), this Election Form will constitute a binding agreement between WellCare and me with respect to my eligible options that are accepted for cancellation and exchange, unless I deliver to BNY Mellon Shareowner Services (“BNY Mellon”) a validly completed Notice of Withdrawal/Change of Election Form with respect to my eligible options and the Notice of Withdrawal/Change of Election Form is received by BNY Mellon before 5:00 p.m., Eastern Time, on the expiration date of the exchange offer.

I represent and warrant that I have full power and authority to tender my eligible options and the eligible options I am tendering will not be encumbered in any way when and to the extent such eligible options are accepted by WellCare.

I understand that if I validly tender eligible options for exchange, and such eligible options are accepted for cancellation and exchange, I will receive restricted stock units and I will lose all of my rights to purchase any shares under the tendered eligible options.

WellCare has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with WellCare or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or WellCare (or one of WellCare’s subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment with WellCare (or one of WellCare’s subsidiaries, as applicable), and without additional severance payments (other than those to which I may be otherwise entitled). I understand that participation in the exchange offer will not alter or affect any provision of my employment relationship with WellCare (or one of WellCare’s subsidiaries, as applicable), other than to the extent that restricted stock units replace eligible options, and any changes to vesting outlined in the Offer to Exchange which shall prevail in the event of a conflict with any employment agreement. I understand that the new restricted stock units to be granted in the exchange offer do not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the exchange offer will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law. I understand that WellCare will determine when I am no longer actively employed for purposes of the exchange offer.

I understand that this exchange offer is a discretionary program, and that, as described in Sections 7 and 15 of the Offer to Exchange, WellCare may extend, amend, withdraw or terminate the exchange offer and postpone its acceptance and cancellation of my eligible options that I have tendered for exchange. In any such event, I understand that any eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that by accepting the exchange offer, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, WellCare and/or any affiliate for the exclusive purpose of implementing, administering and managing my participation in the exchange offer.

I have been advised that WellCare and/or any affiliate may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing WellCare’s stock and other employee benefit plans and this exchange offer (“Data”). I have been advised that Data may be transferred to any third parties, including BNY Mellon, assisting in the implementation, administration and management of the exchange offer, that these recipients may be located in my country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than in my country. I have been advised that I may request a list with names and addresses of any potential recipients of the Data by contacting BNY Mellon. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in WellCare’s stock and other employee benefit plans and this exchange offer. I have been advised that Data will be held only as long as is necessary to implement, administer and manage my participation in WellCare’s stock and other employee benefit plans and this exchange offer. I have been advised that I may, at any time, view Data, request additional information about the storage and processing of Data and request any necessary amendments to Data, by contacting BNY Mellon in writing.

I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

IMPORTANT: For each of your outstanding eligible options you elect to enter in the table below, please mark the box next to “Exchange” if you wish to exchange the option for restricted stock units, or mark the box next to “Do Not Exchange” if you do not wish to exchange the option and instead wish to retain the option with its current terms. Please note that for your Election Form to be valid you must elect all or none of your eligible options on a grant-by-grant basis.

Grant Year and Price Range: 2005, $40.00 - $45.00
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		10.00			□ Exchange □ Do Not Exchange
		10.00			□ Exchange □ Do Not Exchange
		10.00			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2006, $40.00 - $49.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		4.00			□ Exchange □ Do Not Exchange
		4.00			□ Exchange □ Do Not Exchange
		4.00			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2006, $50.00 - $69.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		4.60			□ Exchange □ Do Not Exchange
		4.60			□ Exchange □ Do Not Exchange
		4.60			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2007, $70.00 - $74.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		5.30			□ Exchange □ Do Not Exchange
		5.30			□ Exchange □ Do Not Exchange
		5.30			□ Exchange □ Do Not Exchange

Grant Year and Price Range: 2007, $75.00 - $95.00
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		16.90			□ Exchange □ Do Not Exchange
		16.90			□ Exchange □ Do Not Exchange
		16.90			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $40.00 -$41.49
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $41.50 - $42.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.00			□ Exchange □ Do Not Exchange
		3.00			□ Exchange □ Do Not Exchange
		3.00			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $43.00 - $44.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $45.00 - $49.99 (cliff vest)
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		4.70			□ Exchange □ Do Not Exchange
		4.70			□ Exchange □ Do Not Exchange
		4.70			□ Exchange □ Do Not Exchange

Grant Year and Price Range: 2008, $45.00 - $49.99 (graduated vest)
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		5.50			□ Exchange □ Do Not Exchange
		5.50			□ Exchange □ Do Not Exchange
		5.50			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $50.00 - $55.00
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.60			□ Exchange □ Do Not Exchange
		3.60			□ Exchange □ Do Not Exchange
		3.60			□ Exchange □ Do Not Exchange

* Please note that WellCare will not issue any fractional restricted stock units. The applicable amounts in the column headed “Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged” will be rounded up or down to the nearest whole RSU on a grant-by-grant basis (greater than or equal to 0.5 is rounded up to the nearest whole number of RSUs and less than 0.5 is rounded down to the nearest whole number of RSUs).

Employee Signature	Date and Time

Employee Name Printed	WellCare Office in which Employed

Employee ID1	Daytime Telephone Number

Employee Email Address

[1]	Please note that your employee ID number can be found in the “Other Benefits and Information” section of your paycheck.

INSTRUCTIONS AND AGREEMENTS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Defined Terms. All terms used in this Election Form but not defined have the meaning given to them in the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units, dated August 17, 2009 (the “Offer to Exchange”). References in this Election Form to “WellCare,” “we,” “us,” “our” and “ours” mean WellCare Health Plans, Inc. and its subsidiaries.

2.   Expiration Date. The exchange offer and any rights to tender, or to withdraw or change a tender, of your eligible options will expire at 5:00 p.m., Eastern Time, on September 15, 2009 (or on a later date if we extend the exchange offer) (the “Expiration Date”).

3.   Delivery of Election Form. If you intend to tender your eligible options under the exchange offer, you must either make an election online at the WellCare Stock Option Exchange Website at https://www.corp-action.net/Wellcare or complete, sign and date a copy of this Election Form and return it to BNY Mellon, so that BNY Mellon receives it before 5:00 p.m., Eastern Time, on the Expiration Date. You may you may send your response via overnight delivery or regular mail to:

Regular Mail
BNY Mellon Shareowner Services
Attn: Corporate Actions
P.O. Box 3301
South Hackensack, NJ 07606

Overnight Delivery
BNY Mellon Shareowner Services
Attn: Corporate Actions
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

Any Election Form received after that time will not be accepted.

Your Election Form will be effective only upon receipt by BNY Mellon. The method of delivery of the signed and completed Election Form is at your own option and risk. You are responsible for making sure that the Election Form is delivered to BNY Mellon. We recommend that you use overnight mail or another method which can be tracked by the delivery carrier. In all cases, you should allow sufficient delivery time based on the method of delivery that you choose to ensure that BNY Mellon receives your Election Form before 5:00 p.m., Eastern Time, on the Expiration Date.

We will not accept any alternative, conditional or contingent offers to exchange options. All eligible employees electing to exchange options, by execution of the Election Form, waive any right to receive any notice of the acceptance of their election to exchange, except as provided for in the Offer to Exchange.

You are not required to tender your eligible options, and participation in this exchange offer is completely voluntary. If you elect to participate in this exchange offer, you may tender some or all of your eligible options, provided that you must tender all of your options on a grant-by-grant basis. If you do not wish to participate in this exchange offer, no action is required on your part.

4.    Additional Tenders. If you tendered some of your eligible options, and would like to tender additional eligible options for exchange, you must either make a new election online at the WellCare Stock Option Exchange Website at https://www.corp-action.net/Wellcare or deliver a properly completed and signed Notice of Withdrawal/Change of Election Form to BNY Mellon, whose mailing information is described in Instruction 3 above, indicating all eligible options you wish to tender, including those listed on your original Election Form. This Notice of Withdrawal/Change of Election Form must be signed and dated after your original Election Form. It must be properly completed and it must list all of the eligible options you wish to tender for exchange. Upon the receipt of such an online withdrawal or change of election or properly filled out, signed and dated Notice of Withdrawal/Change of Election Form, any previously submitted online election or Election Form or Notice of Withdrawal/Change of Election Form will be disregarded and will be considered replaced in full by the new elections. You will be bound by the last properly submitted online election or Notice of Withdrawal/Change of Election Form received by BNY Mellon prior to 5:00 p.m., Eastern Time on the Expiration Date, or else your original online election or Election Form if no changes to your elections are received.

5.   Withdrawal of Election. The tender of your eligible options pursuant to the offer may be withdrawn at any time prior to the expiration of the offer. If the offer is extended by WellCare beyond that time, you may withdraw your election at any time until the extended expiration date of the offer. To withdraw your tendered eligible options, you must withdraw the options online at the WellCare Stock Option Exchange Website at https://www.corp-action.net/Wellcare or deliver a properly completed and signed Notice of Withdrawal/Change of Election Form to BNY Mellon, whose mailing information is described in Instruction 3 above. Withdrawals may not be rescinded, and any eligible options withdrawn from the offer will thereafter be deemed not properly tendered for purposes of the offer, unless your eligible options are properly re-tendered before the Expiration Date by following the procedures described in Instruction 4 above.

6.   Signatures on this Election Form. If this Election Form is signed by the option holder, the signature must correspond with the name as written on the face of the stock option agreement(s) to which the options are subject. If your name has been legally changed and you have not previously notified your local HR department, please do so immediately. The signature must correspond to the employee’s name as reflected in our employment records.

If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, that person’s full title must be identified on the Election Form, and proper evidence satisfactory to us of the authority of that person so to act must be submitted with this Election Form.

7.   Requests for Assistance or Additional Copies. If you have any questions or need assistance, or would like to request additional copies of the Offer to Exchange or this Election Form, please telephone BNY Mellon at 1-866-271-9604. All copies will be furnished promptly at WellCare’s expense.

8.   Irregularities. All questions as to the number of options to be accepted for exchange and the number of restricted stock units to be granted, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any options elected to be exchanged will be determined by WellCare. WellCare reserves the right to waive any of the conditions of the offer and any defect or irregularity in any election to exchange options, and WellCare’s interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No election to exchange options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with an election to exchange options must be cured within such time as WellCare shall determine. Neither WellCare nor any other person is or will be obligated to give notice of any defects or irregularities in the election to exchange options, and no person will incur any liability for failure to give any such notice.

9.    Additional Documents to Read. You should be sure to read all of the documents relating to the offer, including this Election Form, the Form of Restricted Stock Unit Agreement and the Offer to Exchange and the other documents referred to therein before deciding to participate in the offer.

10. Important Tax Information. You should consult your own tax advisor and refer to Section 14 of the Offer to Exchange, which contains important tax information.

11. Tax Liability. Regardless of any action that WellCare, its subsidiaries or its affiliates take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations in connection with the offer (“tax obligations”), you acknowledge that the ultimate liability for all tax obligations legally due by you is and remains your sole responsibility and that WellCare, its subsidiaries and its affiliates (i) make no representations or undertakings regarding the treatment of any tax obligations in connection with any aspect of the cancellation of eligible options or the grant of restricted stock units, the vesting of restricted stock units and delivery of shares of common stock pursuant to the restricted stock units, the subsequent sale of shares of WellCare common stock acquired pursuant to the restricted stock units and the receipt of any dividends; and (ii) do not commit to structure the terms of the offer, including cancellation of the eligible options and/or the grant of restricted stock units, to reduce or eliminate your liability for tax obligations.

12. Governing Law and Documents. The Election Form is governed by, and subject to, United States federal and Delaware state law, as well as the terms and conditions set forth in the Offer to Exchange. For purposes of litigating any dispute that arises under the Election Form, the parties hereby submit to and consent to the exclusive jurisdiction of the State of

Delaware and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the District of Delaware, where this offer is made and/or to be performed. WellCare will determine, in its discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options and any elections. WellCare’s determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

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